EXHIBIT 28.2

                          NOTICE OF GUARANTEED DELIVERY

                                       for
                            Tender of all Outstanding
                         14% Senior Discount Debentures
                               Due 2005, Series A
                                 in Exchange for
                         14% Senior Discount Debentures
                                Due 2005, Series B

                                       of

                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.


          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00
      P.M., NEW YORK CITY TIME, ON _______ __, 1997 (the "EXPIRATION DATE")
           UNLESS EXTENDED BY AMERICAN RESTAURANT GROUP HOLDINGS, INC.

          Registered holders of outstanding 14% Senior Discount Debentures Due 2005, Series A (the "Debentures") who wish to tender their Debentures in exchange for a like principal amount of new 14% Senior Discount Debentures Due 2005, Series B (the "Exchange Debentures") and whose Debentures are not immediately available or who cannot deliver their Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Tender Procedure" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                     UNITED STATES TRUST COMPANY OF NEW YORK

      By Hand/Overnight Express:                       By Mail:
 (insured or registered recommended)      (insured or registered recommended)
   United States Trust Company of           United States Trust Company of
               New York                                New York
           65 Beaver Street                          P.O. Box 843
             Ground Floor                           Cooper Station
         New York, NY  10005                   New York, New York  10276
      Attn:  Corporate Trust and            Attention:  Corporate Trust and
           Agency Services                          Agency Services


                            By Overnight Delivery:
                      (insured or registered recommended)
                        United States Trust Company of
                                   New York
                                 770 Broadway
                                   7th Floor
                           New York, New York  10003
                        Attention:  Corporate Trust and
                               Agency Services

              By Facsimile:                     Confirm By Telephone:
              (212) 420-6152                       (800) 548-6565
     (For Eligible Institutions Only)


          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

          The undersigned hereby tenders the principal amount of Debentures indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ________ __, 199_ of American Restaurant Group Holdings, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.


                       DESCRIPTION OF SECURITIES TENDERED

Name and address of registered
holder as it appears on the 14%     Certificate Number(s)   Principal Amount
Senior Discount Debentures Due      of Debentures           of Debentures
2005, Series A ("Debentures")       Tendered                Tendered
     (Please Print)


_________________________________   _____________________   __________________

_________________________________   _____________________   __________________


_________________________________   _____________________   __________________

_________________________________   _____________________   __________________


_________________________________   _____________________   __________________

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)


          The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Debentures, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm: _______________________   ______________________________________
                                                (Authorized Signature)

Address: ____________________________   Title: _______________________________

____________________________________    Name: ________________________________
                           (Zip Code)           (Please type or print)

Area Code and Telephone Number:         Date: ________________________________

____________________________________



     NOTE: DO NOT SEND DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.